SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 29, 2000

                             ----------------------

                         COMMISSION FILE NUMBER 0-26476

NEVADA                                SAFESCIENCE, INC.           33-0231238
(State of other                 (Exact name of registrant as   (I.R.S. Employer
jurisdiction of incorporation   specified in its charter)    Identification No.)
or organization)

                31 St. James Avenue, Boston, Massachusetts 02116
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              (Address of principal executive officers) (Zip Code)

        Registrant's telephone number, including area code (617) 422-0674
                             ----------------------

                                 Not Applicable
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.           OTHER EVENTS

         On March 30, 2000, SafeScience, Inc. (the "Company") closed a private placement whereby it raised $5,000,000 through the sale to Strong River Investments, Inc. and Montrose Investments Ltd. of an aggregate of 346,021 shares of its common stock at $14.45 per share, warrants to purchase 108,996 additional shares of common stock at $15.98 per share exercisable for five years (the "Closing Warrants"), and warrants to purchase shares of common stock at $0.01 per share exercisable for five years, the number of shares to be determined in the future according to a formula based on the then price per share compared to the $14.45 common stock offering price (the "Adjustable Warrants"). The purchasers have certain rights including, but not limited, to registration rights, rights-of-first-refusal, and adjustments for certain events. Net proceeds from the offering were $4,625,000. The purchasers have committed to purchase an additional 138,408 shares of the Company's common stock also at $14.45 per share for an aggregate of $2,000,000 upon the date at which the registration statement for the initial shares becomes effective, provided the date is no later than June 29, 2000. In addition, the purchasers have committed to purchase $7,000,000 additional shares at the price equal to the lesser of (i) 110% of the average of the closing bid prices of the Company's common stock for the four trading days preceding the closing date of the tranche and (ii) $16.00, with additional similar warrants (the "Additional Closing Warrants" and "Additional Adjustable Warrants") within 190-210 days from the closing of the initial transaction subject to certain conditions including, but not limited to, certain market capitalization, trading volume, and share price thresholds. The Additional Closing Warrants will enable each investor to purchase 7.5% of the number of shares issued to it at the additional closing.

         The above summary of the private placement is not intended to be complete and is qualified in its entirety by reference to the detailed provisions in the agreements which are attached as Exhibits. In addition, a copy of the press release issued by the Company in connection with the above-stated transaction is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

Exhibit Number                              Description
--------------                              -----------
     10.1 Securities Purchase Agreement by and among SafeScience, Inc., Strong River Investments, Inc. and Montrose Investment Ltd. dated March 29, 2000.

     10.2                  Form of Closing Warrant dated March 29, 2000.

     10.3                  Form of Adjustable Warrant dated March 29, 2000.

     10.4 Registration Rights Agreement by and among SafeScience, Inc., Strong River Investments, Inc. and Montrose Investments, Inc. dated March 29, 2000.

     10.5 Letter Agreement by and among SafeScience, Inc., Strong River Investments, Inc. and Montrose Investments Ltd. dated March 29, 2000.

     99.1                  Press Release dated March 31, 2000 issued by the
                           Company.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April 7, 2000                 By:   /s/ Bradley J. Carver
                                         ____________________________________
                                            Bradley J. Carver
                                            President